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Exhibit 99

                                              Contact:

                                              Kori Beer
                                              Director, Corporate Communications
                                              ViroPharma Incorporated
                                              Phone (610) 458-7300

                 ViroPharma and Wyeth-Ayerst Provide Update on
                              Hepatitis C Program

Exton, PA, November 12, 2001- ViroPharma Incorporated (Nasdaq: VPHM) and Wyeth-Ayerst Laboratories, the pharmaceutical division of American Home Products Corporation (NYSE: AHP), today announced an update regarding their collaboration
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to develop treatments for hepatitis C.  The companies are engaged in a broad-
based discovery research and development program evaluating several different compounds and approaches to treating this disease.

The first compound from the alliance, VP 50406, has now progressed through phase 2a clinical testing. Preliminary analyses of results from these studies suggest that drug plasma concentrations were below anticipated levels and the compound did not demonstrate the desired level of antiviral activity. Thus, efforts on this compound will be halted in favor of a promising series of structurally distinct follow-on compounds that ViroPharma and Wyeth expect to begin entering clinical trials in the second half of next year.

"ViroPharma and Wyeth-Ayerst have a broad-based hepatitis C program with several chemical series currently under development and we remain committed to rapidly advancing additional product candidates into human clinical trials in the second half of 2002," says Mark McKinlay, ViroPharma's vice president of research and development. "The studies with VP 50406 are only the beginning of our continued efforts to develop treatments for this serious disease that focus on the current target, as well as other important disease targets. Notwithstanding the challenging nature of HCV, emerging new technologies will provide us with important information that we can use to improve the likelihood of success for additional hepatitis C product candidates that come out of our alliance with Wyeth-Ayerst."

"The hepatitis C program with ViroPharma is a high priority for us. We remain confident that we are pursuing the appropriate disease targets and are extremely optimistic about several new classes of compounds that are in the alliance's pipeline," says L. Patrick Gage, Ph.D., president of Wyeth-Ayerst Research. "With the advent of new molecular and cellular based tools, we are making significant progress in advancing additional product candidates toward human clinical trials."

ViroPharma Incorporated is committed to the commercialization, development and discovery of antiviral pharmaceuticals. The company is focused on drug development and discovery activities in viral diseases including viral respiratory infection (VRI), hepatitis C and RSV disease. ViroPharma's most advanced product candidate, Picovir(TM), is in clinical development for the treatment of picornavirus diseases, and is the subject of a new drug application
(NDA) that recently was accepted
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for review by the U.S. Food and Drug Administration for the treatment of VRI in adults. ViroPharma also has product candidates in preclinical and clinical development for the treatment of hepatitis C and RSV diseases.

Wyeth-Ayerst Laboratories, a division of American Home Products Corporation (NYSE:AHP), is a major research-oriented pharmaceutical company with leading products in the areas of women's health care, cardiovascular therapies, central nervous system drugs, anti-inflammatory agents, infectious disease, hemophilia, oncology, and vaccines. American Home Products Corporation is one of the world's largest research-based pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of prescription drugs and over-the-counter medications. It is also a leader in vaccines, biotechnology, and animal health care.

This press release contains forward-looking statements, including statements relating to ViroPharma's efforts to develop product candidates for the treatment of hepatitis C, ViroPharma's plans for advancing hepatitis C product candidates into clinical trials and the availability of new technologies that may assist ViroPharma's hepatitis C discovery and development efforts. The discovery, preclinical development and clinical development of investigational pharmaceutical products are subject to risks and uncertainties. There can be no assurance that appropriate HCV product development candidates can be identified, that planned clinical studies can be initiated in accordance with ViroPharma's anticipated schedule or at all, that ViroPharma will be able to acquire additional technology to assist its HCV discovery and development efforts or that such technology will be effective in providing such assistance. These factors, and other factors that could cause future results to differ materially from the expectations expressed in this press release, include, but are not limited to, those described in ViroPharma's most recent Registration Statement on Form S-3 filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

For information about Wyeth-Ayerst Laboratories, contact: Douglas Petkus, 610/902-7336 or Natalie de Vane, 610/902-7687.


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